INVESTMENT ADVISORY AGREEMENT

FAM SMALL CAP FUND

THIS  AGREEMENT,  made  by  and  between  Fenimore  Asset  Management  Trust

(the   "Trust"),   a   Massachusetts   business   trust,   and   Fenimore   Asset   Management,   Inc.

("FAM"), a New York corporation:

WITNESSETH:

WHEREAS,  the  Trust  engages  in  the  business  of  investing  and  reinvesting  its assets and property in various stocks and securities, and

WHEREAS,   FAM   engages   in   the   business   of   providing   investment   advisory

services and is registered and licensed to engage in such business;

NOW,  THEREFORE,  in  consideration  of  the  mutual  covenants  herein  contained,

each of the parties hereto intending to be legally bound, it is agreed as follows:

FIRST, the Trust hereby employs  FAM  for the period and on the terms  as  set forth in  this  Agreement,  to  render  investment  advisory  services  to  its  series  fund  known  as

"FAM  SMALL  CAP  FUND"  (the  "Fund"),  subject  to  the  supervision  and  direction  of  the

Board  of  Trustees  of  the  Trust.   FAM  hereby accepts  such  employment  and  agrees,  during such  period,  to  render  the  services  and  assume  the  obligations  and  be  paid  compensation,

as set forth and agreed herein.  FAM, its directors, officers, employees and agents shall, for all  purposes  herein,  be  deemed  to  be  providing  services  as  an  independent  contractor,  and shall,  unless  otherwise  expressly  provided  and  authorized,  have  no  authority  to  act  for,

represent, or in any way be deemed an agent of the Trust.

SECOND,   as   compensation   for   services   to   be   rendered   by   FAM   under   the

provisions  of  this  Agreement,  the  Fund  shall  pay  to  FAM  an  annual  fee,  calculated  daily and payable monthly, based on the average daily net assets the Fund, of 1.00%.

THIRD,  it  is  expressly  understood  and  agreed  that  the  services  to  be  rendered  by

FAM under the provisions of this Agreement are not to be deemed to be exclusive, and that

FAM shall be  free to  render similar or different  investment services to others so long as its ability to render the services provided for in this Agreement shall not be impaired thereby.

FOURTH,  it  is  understood  and  agreed  that  trustees,  directors,  officers,  employees,

agents,  and  shareholders  of  the  Trust  may  be  interested  in  FAM  as  trustees,  directors,

officers,  employees,  agents  and/or  as  shareholders,  and  that  trustees,  directors,  officers,

employees,  agents  and  shareholders  of  FAM  may  be  interested  in  the  Trust  in  the  same way,  and  that  FAM  itself  as  an  entity  may  be  interested  in  one  or  more  fund  series  of  the

Trust  as  a  shareholder.   Specifically,  it  is  understood  and  agreed  that  trustees,  directors,

officers,  employees,  agents  and  shareholders  of  FAM  may  continue  as  trustees,  directors,

officers,  employees,  agents  and  shareholders  of  the  Trust;  that  FAM,  its  trustees,  directors,

officers,  employees,  agents  and  shareholders  may  engage  in  other  businesses,  may  render investment  advisory  services  to  other  investment  companies,  or  to  any  other  corporations,

associations,  firms  or  individuals,  and  that  FAM  may  render  other  services  of  any  kind  to any  other  investment  company,  corporation,  association,  firm,  individual,  or  to  any  other fund series of the Trust or of any other registered investment company.

FIFTH,  FAM  or  any  of  its  affiliated  businesses  or  companies  shall  be  permitted

hereunder  to  charge  the  Trust  fees  for  services  such  as  but  not  limited  to:    the  cost  of

maintaining   the    Fund's    books,   records   and    procedures;   dealing   with   the   Fund's

shareholders;  the  payment  of  Fund  dividends;  transfers  of  Fund  shares;  reports  or  notices mailed  to  Fund  shareholders;  expenses  of  Fund  stockholders  meetings;  Fund  custodian fees;  and  all  Fund  regulatory  and  registration  fees;  Fund  taxes;  Fund  legal  fees;  Fund officer  remuneration;  Fund  office  expenses  and  postage;  PROVIDED,  that  in  no  event shall  remuneration  or  payments  of  any kind  in  respect  to  the  operation  and  maintenance  of the Fund to  FAM, its affiliated companies or businesses or its interested  trustees, directors,

employees,  officers  or  agents  in  one  calendar  year,  be  in  an  amount  in  excess  of  2%  of  the

average   daily  market   value   of   the   assets   of   the   Fund.     Trustees,   officers,   directors,

employees  and  agents  of  FAM  who  are,  or  may  in  the  future  be,  trustees,  directors,

officers,  employees,  agents  or  advisory  board  members  of  the  Fund  shall  receive  no compensation  from  the  Trust  for  acting  in  such  capacities  for  the  Fund  or  for  any  other

series  of  the  Trust.   In  the  conduct  of  the  respective  businesses  of  the  parties  hereto  and  in the  performance  of  this  Agreement,  the  Trust  and  FAM  may  share  common  facilities  and personnel  common  to  each  other  and  it  is  agreed  hereunder  that  costs,  as  and  when applicable  and  subject  to  the  limitations  herein  provided,  for  shared  facilities  are  to  be shared fairly and equitably.

SIXTH,  it  is  agreed  hereunder  that  FAM  shall  give  the  Trust  the  benefit  of  its  best judgment  and  efforts  in  rendering  these  services,  and  the  Trust  agrees  as  an  inducement  to undertake  these  services  that  FAM  shall  not  be  held  liable  hereunder  for  any  mistake  in judgment  or  any  event  whatsoever,  provided  that  nothing  herein  shall  be  construed  to remove  legal  remedies  or  to  protect  FAM  against  any  liability  to  the  Trust  or  to  any  Fund

shareholders   for   FAM's   willful   misfeasance,   bad   faith   or   gross   negligence   in   the

performance  of  its  duties  hereunder,  or  by  reason  of  reckless  disregard  of  its  obligations hereunder.

SEVENTH,  it  is  mutually  agreed  by  the  parties  hereto  that  this  Agreement  shall have  an  initial  term  of  two  years  from  the  date  below  written,  and  it  shall  then  continue  in force  and  effect  until  and  so  long  as  the  Board  of  Trustees  and  shareholders  of  the  Trust vote  to  keep  it  in  force,  it  being  understood  and  agreed  that  this  Agreement  or  any  other similar Agreement as amended, must be approved as required by law and by the provisions

of  the  Investment  Company Act  of  1940.   Such  approval  by the  Board  of  Trustees  shall  be

by a majority of those holding office as a trustee of the Fund at the time or in the event of a vote  by shareholders,  by  a  vote  of  those  representing  a  majority of  the  voting shares  of  the

Fund outstanding.

EIGHTH,  it  shall  be  agreed  that  this  Agreement  may  be  terminated  at  any  time upon  30  days  written  notice,  without  payment  of  any  penalty,  by  a  unanimous  vote  of  the

Fund's  Board  of  Trustees  or  by a  vote  of  a  majority of  the  outstanding  voting shares  of  the

Fund.   This  contract  will  automatically terminate  in  the  event  of  its  assignment  (within  the meaning  of  the  Investment  Company  Act  of  1940),  which  shall  be  deemed  to  include  a transfer of control of FAM.  Upon the termination of this Agreement, the obligations of the parties  hereto  shall  cease  and  terminate  as  of  the  date  of  such  termination,  except  for  any obligation  to  respond  for  a  breach  of  this  Agreement  committed  prior  to  such  termination and  except  for  the  obligation  of  the  Trust  to  pay to  FAM  the  fee  provided  herein,  prorated to the date of termination.

IN  WITNESS  WHEREOF,  the  parties  hereto  have  caused  this  Agreement  to  be attested  and  their  presence  to  be  signed  by  their  duly  authorized  trustees/officers  this  ___

day of __________, 2012.

FENIMORE ASSET MANAGEMENT

TRUST, on behalf of

FAM SMALL CAP FUND

Attest:

___________

By:

Name:

Title:

FENIMORE ASSET MANAGEMENT, INC.

Attest:

___________

By:

Name:

Title:

16799356.2.BUSINESS